Exhibit 32.1

BestGofer Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Gal Abotbol, the Chief Executive Officer of BestGofer Inc, (the "Company"), hereby certify that:

1.     The Company's Quarterly Report on Form 10-Q for the nine months ended August 31, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on January 27, 2021.

BestGofer Inc.

By: /s/ Gal Abotbol_
Gal Abotbol,
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to BestGofer Inc. and will be retained by BestGofer Inc. and furnished to the Securities and Exchange Commission or its staff upon request.